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EXHIBIT 11 -- COMPUTATION OF PER SHARE EARNINGS
CHAMPION HEALTHCARE CORPORATION

                                                      THREE MONTHS ENDED                      NINE MONTHS ENDED
                                                         SEPTEMBER 30,                           SEPTEMBER 30,
                                                     1995             1994                  1995               1994
                                                  ------------------------------        ----------------------------------
Primary:
--------

Weighted average shares outstanding                  4,257,526         1,209,294           4,243,267             1,209,294
Net effect of dilutive stock options and
   warrants--based on the treasury stock
   method using average market price(1)                     --                --                  --                   --
                                                  -------------      ------------       ------------         -------------
Total                                                4,257,526         1,209,294           4,243,267             1,209,294
                                                  ============       ===========        ============         =============

Net income                                        $    791,000     $   1,028,000        $    679,000         $   3,258,000
Preferred stock dividend requirement                (1,436,000)       (1,125,000)         (4,280,000)           (3,339,000)
Accretion of preferred stock issuance cost             (67,000)          (53,000)           (203,000)             (133,000)
                                                  -------------      ------------       ------------         -------------
Loss applicable to common stock                   $   (712,000)    $    (150,000)       $ (3,804,000)        $    (214,000)
                                                  ============       ===========        ============         =============
Loss before extraordinary item                    $       (.17)    $        (.12)       $       (.73)        $        (.18)
Extraordinary item                                          --                --                (.17)                   --
                                                  -------------      ------------       ------------         -------------
   Loss per share                                 $       (.17)    $        (.12)       $       (.90)        $        (.18)
                                                  ============       ===========        ============         =============

Fully Diluted:
--------------

Weighted average shares outstanding                  4,257,526         1,209,294           4,243,267             1,209,294
Net effect of dilutive stock options and
   warrants--based on the treasury stock             3,921,295         2,236,821           3,921,295             2,236,821
   method using the year-end market price,
   if higher than average market price
Assumed conversion of Preferred Stock(2)             9,989,338         8,233,090           9,962,827             8,233,090
                                                  -------------      ------------       ------------         -------------
Total                                               18,168,159        11,679,205          18,127,389            11,679,205
                                                  ============       ===========        ============         =============

Net income                                        $    791,000       $ 1,028,000        $    679,000         $   3,258,000
Interest reduction, net of tax effect                  472,000           258,000           1,400,000               766,000
                                                  -------------      ------------       ------------         -------------
Income applicable to common stock                 $  1,263,000       $ 1,286,000        $  2,079,000         $   4,024,000
                                                  ============       ===========        ============         =============

Income before extraordinary item                  $        .07       $       .11        $        .15         $         .34
Extraordinary item                                          --                --                (.04)                   --
                                                  -------------      ------------       ------------         -------------
   Income per share                               $        .07       $       .11        $        .11         $         .34
                                                  ============       ===========        ============         =============

(1) The effect of options was anti-dilutive for the quarter and nine months ended September 30, 1995 and 1994.

(2)  At September 30, 1995 and 1994, the Company had 10,440,385 and 9,564,609
     shares of preferred stock outstanding, respectively.





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